EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

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                                 COMPANY NAME                                   STATE COUNTRY OF INCORPORATION
Knight-Ridder, Inc                                                              Florida
    Aberdeen News Company                                                       Delaware
    Aboard Publishing, Inc.                                                     Florida
    Bay Area Media, Inc.                                                        Delaware
    The Beacon Journal Publishing Company                                       Ohio
    The Bradenton Herald, Inc.                                                  Florida
    Circom Corporation                                                          Pennsylvania
    Contra Costa Newspapers, Inc.                                               California
    Cypress Media, Inc.                                                         New York
        Cypress Media, LLC (1)                                                  Delaware
            Mail Advertising Corporation of Abilene                             Texas
            Belleville News-Democrat                                            *
            Kansas City Star                                                    *
            Keltatim Publishing Company, Inc.                                   Kansas
            HLB Newspapers, Inc. and Subs                                       *
                 Belton Publishing Company, Inc.                                Missouri
                 Cass County Publishing Company, Inc.                           Missouri
                 Lee's Summit Journal, Inc.                                     Missouri
            Nor-Tex Publishing, Inc.                                            Texas
           Wilkes-Barre Times Leader                                            *
           Quad County Publishing, Inc. (1)                                     Illinois
                 Star-Telegram Operating, Ltd. (1) (partnership)                Texas
                     Ft. Worth Star-Telegram                                    *
    Dagren, Inc.                                                                Florida
    Detroit Free Press, Incorporated                                            Michigan
         Detroit Newspaper Agency (partnership)                                 Michigan
    Dialog Information Europe, Inc.                                             California
    Double A Publishing, Inc.                                                   Florida
    Gables Publishing Company, Inc.                                             Florida
    Grand Forks Herald, Incorporated                                            Delaware
    Gulf Publishing Company, Inn.                                               Mississippi
    Herald Custom Publishing, Inc.                                              Florida
    The Hills Newspapers, Inc.                                                  California
    KR Net Ventures, Inc.                                                       Delaware
    KR Newsprint Company                                                        Florida
    KRI Properties, Inc.                                                        Florida
    KR Publication Services, Inc.                                               Delaware
    KR Video, Inc.                                                              Delaware
    Keynoter Publishing Company, Inc.                                           Florida
    Knight News Services, Inc.                                                  Michigan
     Knight-Ridder Tribune Information Services (partnership)                   District of Columbia
     The Knight Publishing Co.                                                  Delaware
     Knight-Ridder Business Information Svcs, Inc.                              Delaware
     KnightRidder.com, Inc.                                                     Delaware
     Knight-Ridder Financial/Japan, Inc.                                        Delaware
     Knight-Ridder International, Inc.                                          Delaware
          KR U.S.A., Inc.                                                       Delaware
     Knight-Ridder Investment Company                                           Delaware
          Seattle Times Company - 49% Interest                                  Delaware
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                                 COMPANY NAME                                   STATE COUNTRY OF INCORPORATION
     Knight-Ridder Leasing Company                                              Florida
     Knight-Ridder Newspaper Sales, Inc.                                        New York
     Knight-Ridder Shared Services, Inc.                                        Florida
          Knight-Ridder Resources, Inc.                                         Florida
     Knight Ridder Ventures, LLC (LLC)                                          Delaware
     Lexington Herald-Leader Co.(2)                                             Kentucky
         Lexington Press Inc. (2)                                               Kentucky
         LEXHL Ltd. Partnership (2) (partnership)                               Kentucky
     MHPC International, Inc.                                                   Florida
     The Macon Telegraph Publishing Company                                     Georgia
     MediaStream, Inc.                                                          Delaware
     The Miami Herald Publishing Company                                        *
     Monterey Newspapers, Inc.                                                  Colorado
          The Monterey County Herald                                            *
          San Luis Obispo Tribune                                               *
     News Publishing Company                                                    Indiana
          Fort Wayne Newspapers, Inc.                                           Indiana
          Fort Wayne Newspapers Agency (partnership)                            Indiana
     Nittany Printing and Publishing Company                                    Pennsylvania
     Northwest Publications, Inc.                                               Delaware
          Duluth News-Tribune & Herald                                          *
          Saint Paul Pioneer Press                                              *
     The Observer Transportation Company                                        North Carolina
     Philadelphia Media Corporation                                             Pennsylvania
     Philadelphia Newspapers, Inc.                                              Pennsylvania
         Consumer and Community Publishing, Inc.                                Delaware
         ITHR, Inc.                                                             Delaware
     The Professional Exchange, LLC                                             Pennsylvania
     Marketplace Advertising, Inc.                                              Pennsylvania
     Philly Tech                                                                Pennsylvania
     Promedia Publishing Company                                                Pennsylvania
     Philadelphia Online, Inc.                                                  Delaware
     The R.W. Page Corporation                                                  Georgia
     Richwood, Inc.                                                             Florida
     Ridder Publications, Inc.                                                  Delaware
         KR Land Holding Corporation                                            Delaware
     Runways Pub., Inc.                                                         Delaware
     San Jose Mercury News, Inc.                                                California
         Silicon Valley D.A.T.A, Inc.                                           California
     The State-Record Company, Inc.                                             Delaware
     Sun Publishing Company, Inc.                                               South Carolina
     Tallahassee Democrat, Inc.                                                 Florida
     Tribune Newsprint Company                                                  Utah
     Twin Cities Newspaper Services, Inc.                                       Minnesota
     Warner Robins Shopper, Inc. f/k/a Newberry Publishing Company, Inc.        South Carolina
     The Warner Robins Daily Sun f/k/a Drinnon, Inc.                            Georgia
     Wichita Eagle and Beacon Publishing Company, Inc.                          Kansas
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(1)  Star-Telegram Operating, Ltd. is owned 90% by Quad County Publishing, Inc.
     and 10% by Cypress Media, LLC

(2) LEXHL Ltd. Partnership is owned 99% by Lexington Herald-Leader Co. and 1% by Lexington Press, Inc.

* indicates that the company name listed is a division, not a legal entity.